UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2006

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7321 Lincoln Way, Garden Grove, California 92841

(Address of principal executive office) (Zip Code)

714/ 898-0007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Moss Adams LLP had been previously engaged as the independent registered public accounting firm to audit the financial statements for fiscal year 2005 of DPAC Technologies Corp., a California corporation (the “Registrant”). On February 16, 2006 Moss Adams LLP notified the Registrant that it has declined to be reappointed, and has ceased to serve, as independent registered public accounts for the Registrant. The decision to terminate the auditor-client relationship was not recommended or approved by the Registrant’s Audit Committee.

Moss Adams LLP’s report on the Registrant’s financial statements for fiscal year 2005 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to audit scope or accounting principles, except for uncertainty regarding the Company’s ability to continue as a going concern.

During each of our two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Moss Adams LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Moss Adams LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided Moss Adams LLP with a copy of the foregoing disclosures has requested that Moss Adams LLP furnish us with a letter addressed to the SEC indicating whether it agrees with the disclosure herein. [Such letter is filed herewith as Exhibit 16.3.]

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) EXHIBITS

Ex. No.	Description

16.3	Letter dated February 21, 2006 from Moss Adams LLP regarding its views on the Registrant’s statements in this report

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPAC Technologies Corp.
(Registrant)

Date February 21, 2006

/s/ Creighton K. Early
(Signature)

Creighton K. Early, Chief Executive Officer
(Name and Title)

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Exhibit Index

Ex. No.	Description

16.3	Letter dated February 21, 2006 from Moss Adams LLP regarding its views on the Registrant’s statements in this report

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